Exhibit 99.1

MOTHERS WORK, INC.

CONTACT:	Judd P. Tirnauer
Senior Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

MOTHERS WORK, INC. ANNOUNCES CORPORATE NAME CHANGE TO
DESTINATION MATERNITY CORPORATION

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COMPANY TICKER SYMBOL CHANGING TO “DEST”

Philadelphia, PA, December 8, 2008 – Mothers Work, Inc., the world’s leading maternity apparel retailer, today announced that it has changed its corporate name, effective today, to Destination Maternity Corporation.  The corporate name change was undertaken as an extension of the Company’s previously announced strategic restructuring and streamlining of its merchandise brands and store nameplates.  The name change was accomplished through the merger of a newly-formed, wholly-owned subsidiary, DM Newco, Inc., into Mothers Work, Inc.  The Company’s Nasdaq symbol will change from “MWRK” to “DEST” effective December 9, 2008.

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, commented, “When Mothers Work, Inc. was founded in 1982, our Company’s focus was exclusively on providing wear-to-work maternity apparel for the pregnant career woman.  However, long ago, we extended our reach and our brands to cover all apparel and related accessory needs of pregnant women, from casual to career to special occasion, from moderate-priced to luxury-priced, so the Mothers Work name no longer captures the scope or mission of our business.

“Our comprehensive focus on the needs of all maternity customers is epitomized by our Destination Maternity® multi-brand store concept, which includes both our moderate-priced Motherhood Maternity® brand and our luxury-priced A Pea in the Pod® brand, and provides the broadest range of maternity apparel products, accessories and services available to the maternity customer for all of her lifestyle needs.  With Destination Maternity effectively having become our umbrella brand, we believe the name “Destination Maternity Corporation” better aligns our corporate name with our merchandise brands, our store nameplates, and our overall business scope.  This corporate name change will not have any effect on the names of our merchandise brands or store nameplates, or the strategic restructuring and streamlining of our merchandise brands and store nameplates that we announced on July 1, 2008.  We continue to feel strongly that this restructuring will help improve our long-term profitability by simplifying our brand structure, reducing our cost structure, and leveraging with the consumer both our renowned A Pea in the Pod luxury brand and our growing multi-brand Destination Maternity store brand.  We believe that our corporate name change to Destination Maternity Corporation is a timely and logical extension of our re-branding, and better reflects our corporate mission of being the global leader in the maternity apparel business.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.”  As of November 30, 2008, Destination Maternity Corporation operates 1,037 maternity locations, including 754 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, Mimi Maternity®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites.  In addition, Mothers Work distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding expected net sales, comparable store sales, free cash flow or other results of operations, liquidity and financial condition, expense savings, potential debt prepayments, potential stock repurchases, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors.  The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences and spending patterns, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel,  overall economic conditions and other factors affecting consumer confidence, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism, unusual weather patterns and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.